UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held on June 14, 2016, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2017 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Robert J. Mulroy	58,623,214	5,842,601	36,846,074
Gary L. Crocker	58,518,596	5,947,219	36,846,074
John M. Dineen	64,172,341	293,474	36,846,074
Vivian S. Lee, M.D., Ph.D.	64,161,867	303,948	36,846,074
John Mendelsohn, M.D.	64,132,183	333,632	36,846,074
Ulrik B. Nielsen, Ph.D.	64,165,902	299,913	36,846,074
Michael E. Porter, Ph.D.	58,594,291	5,871,524	36,846,074
James H. Quigley	64,176,146	289,669	36,846,074
Russell T. Ray	64,177,124	288,691	36,846,074

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	58,015,933
Against:	3,287,675
Abstain:	3,162,207
Broker Non-Votes:	36,846,074

3. The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For:	100,263,104
Against:	926,291
Abstain:	122,494

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 16, 2016	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel